                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

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                                                                                  Give the
                             Give the SOCIAL                                      EMPLOYER
FOR THIS TYPE OF             SECURITY number         FOR THIS TYPE OF             IDENTIFICATION
ACCOUNT:                     of -                    ACCOUNT:                     number of -
--------------------------------------------------------------------------------------------------------
1.   An individual's         The individual          9.   A valid trust, estate   Legal entity (Do not
     account                                              or pension trust        furnish the
                                                                                  identifying number of
                                                                                  the personal
                                                                                  representative or
                                                                                  trustee unless the
                                                                                  legal entity itself is
                                                                                  not designated in the
                                                                                  account title) (5)
2.   Two or more             The actual owner of     10.  Corporate account       The corporation
     individuals (joint      the account or, if
     account)                combined funds, any
                             one of the
                             individuals (1)
3.   Husband and wife        The actual owner of     11.  Religious, charitable,  The organization
     (joint account)         the account or, if           educational or other
                             joint funds, either          tax-exempt
                             person (1)                   organization account
4.   Custodian account of a  The minor (2)           12.  Partnership held in     The partnership
     minor (Uniform Gift to                               the name of the
     Minors Act)                                          business
5.   Adult and minor (joint  The adult or, if the    13.  Association, club, or   The organization
     account)                minor is the only            other tax-exempt
                             contributor, the             organization
                             minor (1)
6.   Account in the name of  The ward, minor or      14.  A broker or registered  The broker or nominee
     guardian or committee   incompetent person (3)       nominee
     for a designated ward,
     minor or incompetent
     person
7.   a. The usual revocable  The grantor-trustee     15.  Account with the        The public entity
        savings trust        (1)                          Department of
        account (grantor is                               Agriculture in the
        also trustee)                                     name of a public
     b. So-called trust                                   entity (such as a
        account that is not  The actual owner (1)         state or local
        a legal or valid                                  government, school
        trust under state                                 district or prison)
        law                                               that receives
                                                          agriculture program
                                                          payments
8.   Sole proprietorship     The owner (4)
     account
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

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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or don't know your number obtain Form SS-5 Application for a Social Security Card or Form SS-4 Application for Employer Identification Number at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

    (1) A corporation.

    (2) A financial institution.

    (3) An organization exempt from tax under Section 501(a) of the Code, or an individual retirement plan.

    (4) The United States or any agencies or instrumentalities.

    (5) A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

    (6) A foreign government or any of its political subdivisions, agencies or instrumentalities.

    (7) An international organization or any of its agencies or instrumentalities.

    (8) A foreign central bank of issue.

    (9) A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    (10) A real estate investment trust.

    (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

    (12) A common trust fund operated by a bank under Section 584(a).

    (13) An exempt charitable remainder trust, or a non-exempt trust described in Section 4947(a)(1).

Payments of dividends and patronage dividends generally not subject to backup withholding also include the following:

    - Payments to nonresident aliens subject to withholding under Section 1441.

    - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

Payments of interest generally not subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals.

NOTE: YOU MAY BE SUBJECT TO BACKUP WITHHOLDING IF THIS INTEREST IS $600 OR MORE AND IS PAID IN THE COURSE OF THE PAYER'S TRADE OR BUSINESS AND YOU HAVE NOT PROVIDED YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER TO THE PAYER.

- Payments of tax-exempt interest (including exempt- interest dividends under Section 852).

- Payments described in Section 6049(b)(5) to nonresident aliens.

- Payments on tax-free covenant bonds under Section 1451.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsify certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to furnish their correct taxpayer identification number to persons who must file information returns with the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.